EXHIBIT 99.1

Transocean Ltd. Announces Agreement with Equinor Valued at Over $1 Billion

STEINHAUSEN, Switzerland, June 30, 2026 — Transocean Ltd. (NYSE: RIG) (“Transocean”) today announced its entry into an agreement with Equinor, conditional to license approvals, for the use of three of its harsh environment semisubmersible rigs on the Norwegian shelf. In aggregate, this agreement is worth over $1 billion in contract backlog over seven rig years, excluding additional services. The base day rate of $399,000 per day excludes adjustment provisions that will be effective prior to commencement and result in an effective day rate exceeding $400,000 per day at commencement.

The agreement applies to three “Cat D” rigs which are designed for Norwegian winter conditions and originally purpose-built for Equinor:

•	The Transocean Enabler – Three-year program expected to commence in the first quarter of 2028 in direct continuation of the rig’s current program.
•	The Transocean Encourage – Two-year program expected to commence in the first quarter of 2028 in direct continuation of the rig’s current program.
•	The Transocean Endurance – Two-year program expected to commence in the second quarter of 2027 after mobilization back to Norway from Australia.

“This agreement for seven rig years demonstrates the strength and resilience of Norway’s high-specification harsh environment market and our strong relationship with Equinor,” said Keelan Adamson, Transocean’s Chief Executive Officer. “Together with Equinor, we will continue to drive rig efficiency, improve the cost-effectiveness of wells, and prioritize safe and reliable operations.”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 27 mobile offshore drilling units, consisting of 20 ultra-deepwater floaters and seven harsh environment floaters.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “expected” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are beyond our control, and in many cases, cannot be predicted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Factors that could cause actual results to differ materially include, but are not limited to, the level of activity in offshore oil and gas exploration and development, exploration success by producers, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including our expectations regarding the timing, completion and anticipated benefits of the proposed business combination with Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda, and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved, when making any investment decision involving Transocean securities.

Analyst Contact:

Sarah Davidson

+1 713-232-7217

Media Contact:

Kristina Mays

+1 713-232-7734